UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 13, 2016

RISE RESOURCES INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53848	30-0692325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 – 510 West Hastings Street

Vancouver, British Columbia

Canada

(Address of principal executive offices)

V6B 1L8

(Zip Code)

Registrant’s telephone number, including area code:  (604) 687-7130

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the exchange Act (17 CFR 240.13e -4)

Item 2.01

Completion of Acquisition or Disposition of Assets

On May 26, 2016, Rise Resources Inc. (the “Company”) entered into a property purchase agreement (the “Purchase Agreement”) with Klondike Gold Corp., a British Columbia company with its common shares listed for trading on the TSX Venture Exchange under the symbol “KG” (“Klondike”), pursuant to which Klondike agreed to transfer 100% of its right, title and interest in and to certain mineral claims located in British Columbia, Canada (collectively, the “Properties”) to the Company, subject to certain royalty payment obligations.

On July 13, 2016, the Company completed the first closing under the Purchase Agreement by paying Klondike CAD$50,000 in cash, issuing Klondike 1,500,000 shares of the Company’s common stock and issuing Klondike 1,500,000 share purchase warrants, each of which is exercisable into one share of the Company’s common stock at a price of CAD$0.227 per share for a period of 24 months.  In exchange, Klondike granted, assigned, conveyed and transferred the Properties to the Company, and the Company assumed all the ongoing responsibilities and obligations of Klondike regarding the Properties.

There is no material relationship between the Company and Klondike or any of their respective affiliates or any associates thereof, other than in respect of the Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 18, 2016

RISE RESOURCES INC.

/s/ Fred Tejada
Fred Tejada
President, Chief Executive Officer, Secretary, Director